EXHIBIT 99.2
Fannie Mae Debt Outstanding 1/
2002 through July 31, 2005

Debt Outstanding ($ in millions)	12/31/2002	12/31/2003	12/31/2004	7/31/2005
Discount Notes	$134,312	$137,528	$143,455	$70,155
Benchmark Bills	156,750	191,315	157,501	117,000
FX Disount Notes	—	1,540	7,630	2,858
Other Short Term 2/	12,735	15,622	11,737	5,120

Total Short Term	$303,797	$346,005	$320,323	$195,133
Short term debt average maturity (in days)	76	100	61	68

Benchmark Notes & Bonds	$287,418	$282,602	$267,091	$264,316
Callable Benchmark Notes	33,750	44,250	31,250	24,500
Subordinated Benchmark Notes	8,500	12,500	12,500	12,500
Final Maturity Amortizing Notes	—	—	750	1,918
Other Callable & Noncallable Notes & Bonds 3/	211,063	270,800	312,724	318,880

Total Long Term	$540,731	$610,152	$624,315	$622,114
Long term debt average maturity (in months)	58	54	47	47
Total Debt Outstanding	$844,528	$956,157	$944,638	$817,247
Total debt average maturity (in months)	40	36	32	36

Notes:
1/	Amounts reflect redemption value, which excludes the effect of currency adjustments, debt basis adjustments, and amortization of discounts, premiums, issuance costs, and hedging results.
2/	Other Short Term includes coupon bearing short term notes, dollar rolls, overnight Fed funds, Benchmark repos, investment agreements, and LIP security lending.
3/	Other Callable & Noncallable Notes & Bonds includes all long-term non-Benchmark Securities such as globals, zero-coupon securities, medium-term notes, and other long-term debt securities.